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                                                                   EXHIBIT 99.1



AREA
BANCSHARES
CORPORATION
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Media Release

                              FOR IMMEDIATE RELEASE

NOVEMBER 5, 1999

CONTACT:     MR. TIMOTHY O. SHELBURNE
             AREA BANCSHARES CORPORATION
             SENIOR VICE PRESIDENT AND
             GENERAL COUNSEL
             (270)-688-7750

               AREA BANCSHARES CORPORATION ANNOUNCES STOCK BUYBACK

OWENSBORO, KENTUCKY: November 5, 1999-Area Bancshares Corporation (NASDAQ:
AREA). In response to inquiries received from the investing community, Area Bancshares Corporation announced today that it has purchased two blocks of its common stock totaling 300,000 shares from a private foundation formed by one of the Company's directors. The director transferred the stock to the foundation approximately five years ago. The foundation disposed of the stock to avoid unfavorable federal tax consequences. The stock buybacks were consummated on September 1 and September 22, 1999.

         Area Bancshares Corporation, a $2.3 billion multi-bank holding company, headquartered in Owensboro, Kentucky, operates 13 banks with 65 banking facilities in 24 cities throughout Kentucky. Through its subsidiaries, Area offers a broad range of banking and banking-related services.


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